Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-06297, 333-43296, 333-56284, 333-59379, 333-62130, 333-105140, 333-106419 and 333-120932) of ArthroCare Corporation of our report dated March 31, 2005 relating to the financial statements and financial statement schedule and April 28, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, CA

April 28, 2005